UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2011
Lakes Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Cheshire Lane, Minnetonka, Minnesota	55305

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 449-9092
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
The Lakes Entertainment, Inc. (“Lakes”) 2011 Annual Meeting of Shareholders was held on June 1, 2011 in Minneapolis, Minnesota, at which the shareholders approved the following:
Proposal One: A proposal to elect six directors of Lakes for a term until the next Annual Meeting of the shareholders, or until his successor is elected and shall have been qualified.

Director	Votes For	Votes Withheld	Broker Non-Votes
Lyle Berman	13,647,938	1,461,870	9,082,231
Timothy J. Cope	13,394,512	1,715,296	9,082,231
Neil I. Sell	12,459,359	2,650,449	9,082,231
Ray Moberg	13,641,675	1,468,133	9,082,231
Larry C. Barenbaum	13,655,900	1,453,908	9,082,231
Richard D. White	13,656,653	1,453,155	9,082,231
Proposal Two: A proposal to ratify the appointment of Piercy Bowler Taylor & Kern, Certified Public Accountants, to serve as the independent registered public accounting firm of Lakes for the 2011 fiscal year. The proposal received 22,482,068 votes for ratification, 1,695,003 votes against ratification. There were 14,968 abstentions and no broker non-votes.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)
Date: June 6, 2011	/s/ Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer

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